Exhibit 10.4

November 9, 2021

Mr. Andrew Heyer, Chairman of the Board
c/o The Lovesac Company, Board of Directors
Two Landmark Square, Suite 300
Stamford, CT 06901
Re:    Letter of Resignation
Dear Andy:
I hereby provide my notice of resignation from the Board of Directors of The Lovesac Company, effective November 15, 2021.
Very truly yours,
/s/ Mary Fox
Mary Fox